Exhibit 10.4

                         _______________, 2014

Garnero Group Acquisition Company
Av Brig. Faria Lima
1485-19 Andar
Brasilinvest Plaza CEP 01452-0002
Sao Paulo, Brazil

Brasilinvest Group
Av Brig. Faria Lima
1485-19 Andar
Brasilinvest Plaza CEP 01452-0002
Sao Paulo, Brazil

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Garnero Group Acquisition Company (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Brasilinvest Group shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at Av Brig. Faria Lima, 1485-19 Andar, Brasilinvest Plaza CEP 01452-0002, Sao Paulo, Brazil (or any successor location).  In exchange therefore, the Company shall pay Brasilinvest Group the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date.  Brasilinvest International LLC hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

GARNERO GROUP ACQUISITION COMPANY

By:
Name:
Title:

AGREED TO AND ACCEPTED BY:

BRASILINVEST GROUP

By:
Name:
Title: